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                                                                   EXHIBIT 21.01

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

          NAME OF SUBSIDIARY              COUNTRY OR STATE OF INCORPORATION
          ------------------              ---------------------------------
Kinetics Chempure Systems, Inc.                        Arizona
Celerity Group, Inc.                                   California
FTS Systems, Inc.                                      New York
Unit Instruments GmbH                                  Germany
Celerity Fluid Systems Ireland Limited                 Ireland
Nihon Kinetics KK                                      Japan
Celerity Korea, Ltd.                                   Korea
Celerity Singapore Pte Ltd                             Singapore